EXHIBIT 23.1

[Bagell, Josephs & Company, L.L.C. Letterhead]

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Ariel Way, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 (Nos. 333-127263) of our report dated August 9, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-KSB.

We consent to all references to our firm in this Form 10-KSB.

/s/ Bagell, Josephs & Company, L.L.C

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
January 13, 2006